Exhibit 99.2

RoomLinX CEO Updates Market on Progress With Letter to Shareholders

DENVER, CO -- (MARKET WIRE) -- 01/24/08 --  RoomLinX, Inc. (PINKSHEETS: RMLX), the hospitality in-room expert providing Internet-based Business, Media and Entertainment solutions, announced today it has published the text of its letter to the RoomLinX Shareholders on the company website http://www.Roomlinx.com.  The letter updates the shareholders as well as the market of progress made during the 2007 fiscal and calendar year.

The letter discusses in detail developments in all facets of the Company's business including progress toward the launch of RoomLinX's proprietary Media and Entertainment suite of services for the hospitality industry. Mr. Wasik also summarizes the growth of the Company's business, its recapitalization and accompanying reduction of debt as well as progress being made toward the completion of the Company's audits and filings with the SEC.

In 2007, RoomLinX accomplished the following:

--	Signed agreements with Time Warner Cable New York http://www.twcbc.com/nyc/news/pressreleases/PressRelease.ashx?pr=24 and the Roberts Hotel Group (RHG).
--	Eliminated over $2MM in debt
--	Raised $2.25MM in funding; 85% of the funding came from institutions
--	Announced the company was entering the Media and Entertainment industry and has a commitment from the RHG to be one of the first beta sites.
--	The company added 12 new members including the addition of Bridget Oliva, a highly respected and experienced industry Vice President of Marketing and Sales.

"2007 has seen RoomLinX build the foundation and lay the cornerstone for 2008 which will see the launch of our new product," said Michael Wasik. "We have a unique and proprietary product that is right for the time, demanded by customers, and an economic model which we believe will simultaneously add significant profitability to both RoomLinX and our customers' bottom line. We are delighted with the new relationships we have created and look forward to the opportunities before us in the year to come."

About RoomLinX, Inc.

RoomLinX, the hospitality in-room expert providing Internet-based Business, Media and Entertainment solutions designed to increase revenues and brand loyalty for hotels, resorts, and timeshare properties, utilizing premium content and applications demanded by  today's traveler.   www.roomlinx.com

Safe Harbor Cautionary Statement

Certain statements in this news release, including statements that we "believe," "expect," "intend," "plan" or words of similar import, are forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans, new products and services and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: the company's successful implementation of the new products and services, demand for the new products and services, the company's ability to successfully compete against competitors offering similar products and services, general economic and business conditions; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies; research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of the Company's Securities and Exchange Commission filings available at http://www.sec.gov which you should carefully review.  RoomLinX does not assume any obligation to update or revise any forward-looking statements, whether as the result of new developments or otherwise.

Contact:
Christopher Maxwell
cbmaxwell@sonnet.com
(209) 533-8291